UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

AYRO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee previously paid with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED AUGUST [●], 2023

AYRO, INC.

900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664

August ___, 2023

To Our Stockholders:

You are cordially invited to attend the special meeting of stockholders of AYRO, Inc. to be held at 12:00 p.m. Eastern Time on Thursday, September 14, 2023. We have decided to hold this special meeting virtually via live webcast on the internet because hosting a virtual special meeting enables greater stockholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate effectively with our stockholders, and reduces the cost and environmental impact of the special meeting. You will be able to attend the special meeting, vote and submit your questions during the special meeting by visiting www.virtualshareholdermeeting.com/AYRO2023SM. You will not be able to attend the special meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about AYRO, Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the special meeting, we will ask stockholders (i) to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.0001 per share (“Common Stock”) underlying shares of convertible preferred stock and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated August 7, 2023, by and among AYRO, Inc. and the investors named therein and an engagement agreement between the Company and Palladium Capital Group, LLC, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of convertible preferred stock in the form of issuance of shares of Common Stock and upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants), (ii) to approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), to effect, at the discretion of our board of directors (the “Board”) but prior to the one-year anniversary of the date of on which stockholders approve such proposal, a reverse stock split of all of the outstanding shares of our Common Stock, at a ratio in the range of 1-for-2 to 1-for-10, with such ratio to be determined by the Board in its discretion and included in a public announcement, (iii) to approve an amendment to the Charter to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and to make a corresponding change to the number of authorized shares of capital stock and (iv) to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the aforementioned proposals. The Board recommends the approval of these proposals. Such other business will be transacted as may properly come before the special meeting.

We hope you will be able to attend the special meeting. Whether or not you plan to attend the special meeting, we hope you will vote promptly. Information about voting methods is set forth in the accompanying proxy statement.

Thank you for your continued support of AYRO, Inc. We look forward to seeing you at the special meeting.

Sincerely,

/s/ Joshua N. Silverman
Joshua N. Silverman
Chairman of the Board of Directors

AYRO, INC.

900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664

______________, 2023

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME: 12:00 p.m. Eastern Time

DATE: Thursday, September 14, 2023

ACCESS:

The special meeting will be held at 12:00 p.m. Eastern Time on Thursday, September 14, 2023, virtually via live webcast on the Internet. You will be able to attend the special meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AYRO2023SM and entering the 16-digit control number included in the proxy card that you receive. For further information about the virtual special meeting, please see the Questions and Answers about the Meeting beginning on page 2.

PURPOSES:

1.	A proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.0001 per share (“Common Stock”) underlying shares of convertible preferred stock and warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated August 7, 2023, by and among AYRO, Inc. (the “Company”) and the investors named therein, and an engagement agreement between the Company and Palladium Capital Group, LLC, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such convertible preferred stock and warrants (including any amortization payments made to the holders of such convertible preferred stock in the form of issuance of shares of Common Stock and upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants) (the “Issuance Proposal”);

2.	A proposal to approve an amendment to our amended and restated certificate of incorporation, as amended (the “Charter”), to effect, at the discretion of our board of directors (the “Board”) but prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the special meeting, a reverse stock split of all of the outstanding shares of our Common Stock, at a ratio in the range of 1-for-2 to 1-for-10, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”);

3.	A proposal to approve an amendment to the Charter to authorize the Board, at the Board’s discretion, to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase Proposal”);

4.	A proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal (the “Adjournment Proposal”); and

5.	To transact such other business that is properly presented at the special meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote on the Reverse Stock Split Proposal, the Share Increase Proposal and the Adjournment Proposal if you were the record owner of AYRO, Inc. Common Stock, Series H-6 Convertible Preferred Stock, par value $0.0001 per share (“Series H-6 Preferred Stock”), or Series H-7 Convertible Preferred Stock, par value $0.0001 per share, at the close of business on August 14, 2023. You may vote on the Issuance Proposal if you were the record owner of AYRO, Inc. Common Stock or Series H-6 Preferred Stock at the close of business on August 14, 2023.

All stockholders are cordially invited to attend the special meeting. Whether you plan to attend the special meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the special meeting. If you participate in and vote your shares at the special meeting, your proxy will not be used.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ Joshua N. Silverman
Joshua N. Silverman
Chairman of the Board of Directors

Annex

ANNEX A – TEXT OF REVERSE STOCK SPLIT AMENDMENT

ANNEX B – TEXT OF SHARE INCREASE AMENDMENT

AYRO, INC.

900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664

PROXY STATEMENT FOR THE AYRO, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2023

This proxy statement, along with the accompanying notice of special meeting of stockholders, contains information about the special meeting of stockholders of AYRO, Inc., including any adjournments or postponements of the special meeting. We are holding the special meeting at 12:00 p.m. Eastern Time on Thursday, September 14, 2023. For the reasons set forth in the cover letter to which this proxy statement is attached, this special meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our special meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AYRO2023SM. You will not be able to attend the special meeting in person.

In this proxy statement, we refer to AYRO, Inc. as “AYRO,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the special meeting.

On or about August ___, 2023, we intend to begin sending this proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 14, 2023

This proxy statement, the Notice of Special Meeting of Stockholders and our form of proxy card are available for viewing, printing and downloading at www.virtualshareholdermeeting.com/AYRO2023SM. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy materials to stockholders by electronic delivery.

1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why is the Company Soliciting My Proxy?

Our board of directors (the “Board”) is soliciting your proxy to vote at the special meeting of stockholders to be held virtually, on Thursday, September 14, 2023, at 12:00 p.m. Eastern Time, and any adjournments or any postponements of the meeting, which we refer to as the special meeting. This proxy statement, along with the accompanying Notice of Special Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the special meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Special Meeting of Stockholders and the proxy card because you owned shares of our common stock, par value $0.0001 per share (“Common Stock”), Series H-6 Convertible Preferred Stock, par value $0.0001 per share (“Series H-6 Preferred Stock”), or Series H-7 Convertible Preferred Stock, par value $0.0001 per share (“Series H-7 Preferred Stock”), on August 14, 2023 (the Record Date”). We intend to commence distribution of the proxy materials to stockholders on or about August , 2023.

Why are you seeking approval for the issuance of shares of Common Stock in connection with the Offering?

On August 7, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain existing investors (the “Investors”), pursuant to which we agreed to sell up to (i) an aggregate of 22,000 shares of our newly-designated Series H-7 Preferred Stock (“Preferred Shares”), with a stated value of $1,000 per share (the “Stated Value”), initially convertible into up to 22,000,000 shares of our Common Stock at a conversion price (the “Conversion Price”) of $1.00 per share (the “Conversion Shares”), and (ii) warrants (the “Investor Warrants”) to acquire up to an aggregate of 22,000,000 shares of Common Stock at an exercise price (the “Exercise Price”) of $1.00 per share (the “Investor Warrant Shares,” and the transactions contemplated by the Purchase Agreement, the “Offering”). In connection with the Offering, we also entered into an engagement agreement (the “Engagement Agreement”) between the Company and Palladium Capital Group, LLC (“Palladium”), the placement agent for the Offering, pursuant to which the we agreed to issue to Palladium or its designees warrants (“Placement Agent Warrants,” and together with the Investor Warrants, the “Warrants”) to purchase an aggregate of 440,000 shares of Common Stock at the Exercise Price (“Placement Agent Warrant Shares,” and together with the Investor Warrant Shares, the “Warrant Shares.” The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Preferred Shares, subject to the rules and regulations of Nasdaq. We are required to redeem the Series H-7 Preferred Stock in 12 equal monthly installments, commencing on a date between February 7, 2024 and August 7, 2025, at the election of the Investor. The amortization payments due upon such redemption are payable, at our election, in cash at 105% of the Installment Redemption Amount (as defined in the Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Conversion Price then in effect and (ii) the greater of (A) eighty percent (80%) of the average of the three lowest closing prices of our Common Stock during the thirty trading day period immediately prior to the date the amortization payment is due or (B) the lower of (I) $0.144 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) and (II) 20% of the Minimum Price (as defined below) on the date of receipt of stockholder approval hereunder (the lower of (I) and (II), the “Floor Price,” and the lower of (i) and (ii), the “Installment Conversion Price”), which amortization amounts are subject to certain adjustments as set forth in the Certificate of Designations. Further, the holders of the Series H-7 Preferred Stock are entitled to dividends of 8% per annum, compounded monthly, which is payable in cash or shares of Common Stock at our option. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment assuming for calculation purposes that the stated value remained outstanding through and including the twelve (12) month anniversary of the first installment date as elected by the respective holder. To the extent the number of shares of Common Stock issued in connection with the Offering is greater than anticipated, the market price of our Common Stock could decline further.

2

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock in the Offering. For more information, see “ Issuance Proposal” contained elsewhere in this proxy statement.

Why are you seeking approval to effect a reverse stock split?

As previously reported, on October 3, 2022, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business day period between August 19, 2022 and September 30, 2022, we did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The letter also indicated that the Company would be provided with a compliance period of 180 calendar days, or until April 3, 2023 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On April 4, 2023, we received a letter from Nasdaq notifying us that the Compliance Period had been extended by an additional 180 days, or until October 2, 2023. Nasdaq’s determination was based on us meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and our written notice of our intention to cure the deficiency during the extended Compliance Period by effecting a reverse stock split, if necessary. In order to regain compliance with Nasdaq’s minimum bid price requirement, our Common Stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period.

On August 6, 2023, subject to stockholder approval, the Board approved an amendment to our Charter to effect, at the discretion of the Board but prior to the one-year anniversary of the date of on which stockholders approved such proposal, a reverse stock split (the “Reverse Stock Split”) of all of the outstanding shares of Common Stock, at a ratio in the range of 1-for-2 to 1-for-10, with such ratio to be determined by the Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”). The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split.

We are submitting the Reverse Stock Split Proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

Why are you seeking approval to increase the number of authorized shares of Common Stock?

Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Charter (the “Share Increase Amendment,” and the proposal to approve such amendment, the “Share Increase Proposal”) to authorize the Board, at the Board’s discretion, to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and to make a corresponding change to the number of authorized shares of capital stock (the “Share Increase”). The form of the proposed Share Increase Amendment is attached to this proxy statement as Annex B.

Pursuant to the Purchase Agreement, we are obligated to reserve for issuance shares of Common Stock equal to the sum of (i) 150% of the maximum number of Conversion Shares issuable upon conversion of all of the shares of Series H-7 Preferred Stock then outstanding (assuming for purposes hereof that the Series H-7 Preferred Stock is convertible at the Floor Price without taking into account any limitations on the conversion of the Preferred Shares set forth in the Series H-7 Certificate of Designations), and (ii) 150% of the maximum number of Warrant Shares initially issuable upon exercise of all the Warrants then outstanding without taking into account any limitations on the exercise of the Warrants set forth therein (collectively, the “Required Reserve Amount”).

3

If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, we are obligated pursuant to the Purchase Agreement to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet our obligations and using our best efforts to obtain stockholder approval of an increase in such authorized number of shares to meet the Required Reserve Amount. We currently do not have a sufficient number of authorized shares of Common Stock to meet the Required Reserve Amount. Accordingly, we must hold a special meeting of stockholders to increase the number of authorized shares of Common Stock in order to meet the Required Reserve Amount. The Share Increase Amendment is intended to fulfill this obligation.

Why Are You Holding a Virtual Special Meeting?

This special meeting will be held in a virtual meeting format only to enhance stockholder access, participation and communication.

How Do I Access the Virtual Special Meeting?

The live webcast of the special meeting will begin promptly at 11:00 a.m. Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the special meeting to allow time for you to log-in and test your device’s audio system. The virtual special meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the special meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the special meeting.

To be admitted to the virtual special meeting, you will need to log-in at www.virtualshareholdermeeting.com/AYRO2023SM using the 16-digit control number found on the proxy card or voting instruction card previously mailed or made available to stockholders entitled to vote at the special meeting.

What Happens if There Are Technical Difficulties during the Special Meeting?

Beginning 15 minutes prior to, and during, the special meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual special meeting or voting at the special meeting. If you encounter any difficulties accessing the virtual special meeting during the check-in or meeting time, please call 844-986-0822 (US) or 303-562-9302 (international).

Who May Vote?

Only holders of record of our Common Stock, Series H-6 Preferred Stock and Series H-7 Preferred Stock at the close of business on the Record Date will be entitled to vote at the special meeting. On the Record Date, there were shares of our Common Stock outstanding and entitled to vote on the proposals described in this proxy statement.

On the Record Date, there were shares of Series H-6 Preferred Stock, which are convertible into shares of Common Stock, issued and outstanding, and after application of the conversion price applicable for determination of the maximum number of votes a holder of Series H-6 Preferred Stock is entitled to cast pursuant to the terms of the Certificate of Designations, Preferences and Rights of the Series H-6 Preferred Stock (“Series H-6 Certificate of Designations”), subject also to the beneficial ownership limitation as set forth in the Series H-6 Certificate of Designations, holders of Series H-6 Preferred Stock are entitled to an aggregate of votes on the proposals described in this proxy statement.

On the Record Date, there were shares of Series H-7 Preferred Stock, which are convertible into shares of Common Stock, issued and outstanding. Pursuant to the terms of the Series H-7 Certificate of Designations (as defined below), each share of Series H-7 Preferred Stock entitles the holder thereof to cast that number of votes per share of Series H-7 Preferred Stock equal to the number of Conversion Shares underlying the Series H-7 Preferred Stock determined by dividing the Stated Value by $0.72 per share on the Share Increase Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal (as defined below). Holders of shares of Series H-7 Preferred Stock are not entitled to vote such shares on the Issuance Proposal (as defined below).

4

If on the Record Date, your shares of our Common Stock, Series H-6 Preferred Stock or Series H-7 Preferred Stock were registered directly in your name with our transfer agent, Issuer Direct Corporation, then you are a stockholder of record.

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the special meeting to vote your shares. Shares represented by valid proxies, received in time for the special meeting and not revoked prior to the special meeting, will be voted at the special meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our Common Stock that you own entitles you to one vote.

Pursuant to the terms of the Series H-6 Certificate of Designations, each share of Series H-6 Preferred entitles the holder thereof to cast that number of votes per share of Series H-6 Preferred Stock equal to the number of whole shares of Common Stock into which the Series H-6 Preferred Stock beneficially owned by such holder are convertible as of the Record Date (subject to the 9.99% beneficial ownership limitations) on all matters presented to the stockholders, voting together with the holders of Common Stock as a single class; however, pursuant to the terms of the Series H-6 Preferred Stock as set forth in the Series H-6 Certificate of Designations, holders of Series H-6 Preferred Stock in no event shall be permitted to exercise a greater number of votes than such holders would have been entitled to cast if the Series H-6 Preferred Stock had immediately been converted into shares of Common Stock at a conversion price equal to $3.60. Accordingly, each holder of Series H-6 Preferred Stock is entitled to exercise votes for approximately 20.0 shares for each share of Series H-6 Preferred Stock held.

Pursuant to the terms of the Series H-7 Certificate of Designations, each share of Series H-7 Preferred Stock entitles the holder thereof to cast that number of votes per share of Series H-7 Preferred Stock equal to the number of Conversion Shares underlying the Series H-7 Preferred Stock determined by dividing the Stated Value by $0.72 per share. Accordingly, each holder of Series H-7 Preferred Stock is entitled to exercise votes for approximately 1,389 shares for each share of Series H-7 Preferred Stock held.

How Do I Vote?

Whether you plan to attend the special meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the special meeting.

Record Holders

If your shares are registered directly in your name through our stock transfer agent, Issuer Direct Corporation, or you have stock certificates registered in your name, you may vote:

☐	By Internet or by telephone. Follow the instructions included in the proxy card to vote over the Internet or by telephone.

5

☐	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our Board’s recommendations as noted below.

☐	At the time of the virtual special meeting. If you attend the virtual special meeting, you may vote your shares online at the time of the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on September 13, 2023.

Beneficial Owners

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the special meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the special meeting in order to vote.

How Does Our Board Recommend that I Vote on the Proposals?

Our Board recommends that you vote “FOR” the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Common Stock underlying the Series H-7 Preferred Stock and Warrants issued by us pursuant to the terms of the Purchase Agreement and the Engagement Agreement in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such Preferred Shares and Warrants (including any amortization payments made to the holders of the Preferred Shares in the form of issuance of shares of Common Stock and upon the operation of anti-dilution provisions contained in such Preferred Shares and Warrants) (collectively, the “Issuance Proposal”).

Our Board also recommends that you vote “FOR” the Reverse Stock Split Proposal.

Our Board also recommends that you vote “FOR” the Share Increase Proposal.

Our Board also recommends that you vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal (the “Adjournment Proposal”).

If any other matter is presented at the special meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the special meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy after receiving this proxy statement, you may change or revoke it at any time before the special meeting. You may change or revoke your proxy in any one of the following ways:

☐	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐	by re-voting by Internet or by telephone as instructed above;

☐	by notifying David E. Hollingsworth, Chief Financial Officer, in writing before the special meeting that you have revoked your proxy; or

6

☐	by attending the virtual special meeting and voting your shares online at the meeting. Attending the special meeting virtually will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by proxy via telephone, Internet, proxy card, or virtually at the meeting, is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares, on the Reverse Stock Split Proposal, the Share Increase Proposal, and the Adjournment Proposal, without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the special meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

The affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Issuance Proposal is required to approve the Issuance Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Holders of shares of Series H-7 Preferred Stock are not entitled to vote such shares on the Issuance Proposal.

The affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Reverse Stock Split Proposal is required to approve the Reverse Stock Split Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

The affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Share Increase Proposal is required to approve the Share Increase Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

The affirmative vote of the holders of a majority of the voting power of the shares present, either in attendance virtually or represented by proxy, at the Special Meeting and entitled to vote on the Adjournment Proposal is necessary to approve such proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Where Can I Find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the special meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

7

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $30,000 in total.

What Constitutes a Quorum for the Special Meeting?

The presence, in person or by proxy, of the holders of one-third of the voting power of all outstanding shares of our capital stock issued, outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Votes and abstentions of stockholders of record who are present at the special meeting in person or by proxy are counted for purposes of determining whether a quorum exists.

Who should I contact if I have any questions about how to vote?

If you have any questions about how to vote your shares, you may contact our proxy solicitor at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003

Telephone: (844) 717-2319

Attending the Special Meeting

The special meeting will be held in a virtual meeting format only. To attend the virtual special meeting, go to www.virtualshareholdermeeting.com/AYRO2023SM shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the special meeting, you can view a replay of the Webcast at www.virtualshareholdermeeting.com/AYRO2023SM until one year from the date of the meeting. You need not attend the special meeting in order to vote.

Householding of Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple AYRO stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be “householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write or call our Chief Financial Officer at: 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting securities after giving effect to the Offering by (i) each person known to us to beneficially own five percent (5%) or more of any class of our voting securities; (ii) each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors; and (iii) all of our current directors and executive officers as a group.

The percentages of voting securities beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assumes the exercise of all options, warrants (including the Warrants to be issued in the Offering) and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date. The number of shares of Common Stock beneficially owned by the principal stockholders and the percentage of shares outstanding, as set forth below, take into account certain limitations on the exercise of warrants to purchase Common Stock.

Except as indicated in the footnotes to this table, to our knowledge and subject to community property laws where applicable, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664.

Name	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Class	Number of Shares of Series H-7 Preferred Stock Beneficially Owned (2)	Percentage of Class	Total Voting Power
5% Beneficial Owner
Alpha Capital Anstalt (3)	3,890,883		3,000
The Hewlett Fund LP (4)	2,000,000		2,000
Mainfield Enterprise, Inc. (5)	1,989,080		2,500
Richard Abbe/ Iroquois Capital Management L.L.C. (6)	3,853,236		14,000

Named Executive Officers and Directors
George Devlin (7)	216,125		-
Sebastian Giordano (8)	226,234		-
David E. Hollingsworth	-		-
Zvi Joseph (9)	200,953		-
Richard Perley (10)	59,752		-
Joshua Silverman (11)	395,493		-
Greg Schiffman (12)	220,254		-
Curtis Smith (13)	225,313		-
Wayne R. Walker (14)	175,399		-
Thomas M. Wittenschlaeger (15)	50,000		-
All current executive officers and Directors as a group (8 persons)	1,484,458		-

* Less than 1%.

1.	Percentage of Common Stock ownership is based on shares of Common Stock issued and outstanding as of the Record Date. Beneficial ownership assumes full exercise of the Warrants.

9

2.	Percentage of Series H-7 Preferred Stock ownership is based on shares of Series H-7 Preferred Stock issued and outstanding as of the Record Date.

3.	Based on a Schedule 13G/A filed on August 4, 2023 by Alpha Capital Anstalt and on certain information made available to the Company. The address of Alpha Capital Anstalt is Altenbach 8, FL-9490 Vaduz, Furstentums, Liechtenstein. Alpha Capital Anstalt is the beneficial owner of 890,883 shares of Common Stock, 3,000 shares of Series H-7 Preferred Stock and Warrants to purchase 3,000,000 shares of Common Stock exercisable within 60 days of the Record Date (subject to a 9.99% beneficial ownership blocker).

4.	Based on certain information made available to the Company. The address of The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570. The Hewlett Fund LP is the beneficial owner of 2,000 shares of Series H-7 Preferred Stock and Warrants to purchase 2,000,000 shares of Common Stock exercisable within 60 days of the Record Date (subject to a 9.99% beneficial ownership blocker).

5.	Based on certain information made available to the Company. The address of Mainfield Enterprises Inc. is Ariel House, 74 Charlotte Street, London W1T4QJ, United Kingdom. Mainfield Enterprises is the beneficial owner of 2,500 shares of Series H-7 Preferred Stock and Warrants to purchase 2,500,000 shares of Common Stock exercisable within 60 days of the Record Date (subject to a 4.99% beneficial ownership blocker).

6.	Based on a Schedule 13G/A jointly filed on February 24, 2022 by Richard Abbe (“Mr. Abbe”), Kimberly Page (“Ms. Page”) and Iroquois Capital Management L.L.C. and on certain information made available to the Company. Represents (i) 1,125,000 shares of Common Stock, warrants exercisable within 60 days of the Record Date to purchase 9,829,003 shares of Common Stock, and preferred stock convertible into 963 shares of Common Stock and 9,000 shares of Series H-7 Preferred Stock held by Iroquois Capital Investment Group LLC (“ICIG”) and (ii) 23,000 shares of Common Stock, warrants exercisable within 60 days of the Record Date to purchase 6,133,569 shares of Common Stock, preferred stock convertible into 1,868 shares of Common Stock and 5,000 shares of Series H-7 Preferred Stock held by Iroquois Master Fund Ltd. (“IMF”), all of which are subject to a 9.99% beneficial ownership blocker. Mr. Abbe exercises sole voting and dispositive power over the shares held by ICIG and shares voting and dispositive power over the shares held by IMF with Ms. Page. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the warrants and shares of preferred stock (each subject to certain beneficial ownership blockers) held by ICIG and IMF and Ms. Page may be deemed to be the beneficial owner of all shares of common stock held by and underlying the warrants and shares of preferred stock (each subject to certain beneficial ownership blockers) held by IMF.

7.	Mr. Devlin’s total includes 216,125 shares of Common Stock.

8.	Mr. Giordano’s total includes 226,234 shares of Common Stock.

9.	Mr. Joseph’s total includes 200,953 shares of Common Stock.

10.	Mr. Perley’s total includes options to purchase 59,752 shares of Common Stock that are exercisable within 60 days of the Record Date.

11.	Mr. Silverman’s total includes 395,493 shares of Common Stock.

12.	Mr. Schiffman’s total includes 220,254 shares of Common Stock.

13.	Mr. Smith’s total includes options to purchase 225,313 shares of commons stock that are exercisable within 60 days of the Record Date.

14.	Mr. Walker’s total includes 175,399 shares of Common Stock.

15.	Mr. Wittenschlaeger’s total includes 50,000 shares of Common Stock.

10

ISSUANCE PROPOSAL

(Notice Item 1)

Background and Description of Proposal

Offering

On August 7, 2023, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to sell to the Investors (i) an aggregate of 22,000 Preferred Shares, initially convertible into up to 22,000,000 Conversion Shares at the Conversion Price, and (ii) Investor Warrants to acquire up to an aggregate of 22,000,000 Investor Warrant Shares at the Exercise Price of $1.00 per share. In connection with the Offering, we also entered into the Engagement Agreement, pursuant to which we agreed to issue to Palladium or its designees Placement Agent Warrants to purchase an aggregate of 440,000 shares of Common Stock at the Exercise Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then applicable Conversion Price (subject to certain exceptions). The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Preferred Shares, subject to the rules and regulations of Nasdaq. We are required to redeem the Series H-7 Preferred Stock in 12 equal monthly installments, commencing on a date between February 7, 2024 and August 7, 2025, at the election of the Investor. The amortization payments due upon such redemption are payable, at our election, in cash at 105% of the Installment Redemption Amount or subject to certain limitations, in shares of Common Stock valued at the Installment Conversion Price, which amortization amounts are subject to certain adjustments as set forth in the Certificate of Designations. Further, the holders of the Series H-7 Preferred Stock are entitled to dividends of 8% per annum, compounded monthly, which is payable in cash or shares of Common Stock at our option. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment assuming for calculation purposes that the stated value remained outstanding through and including the twelve (12) month anniversary of the first installment date as elected by the respective holder. To the extent the number of shares of Common Stock issued in connection with the Offering is greater than anticipated, the market price of our Common Stock could decline further. The Conversion Shares, the Warrant Shares, the shares of Common Stock issuable as amortization payments as well as any shares of Common Stock paid as dividends are collectively referred to as “Underlying Shares.”

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including, prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In connection with the Offering, we agreed to seek approval by our stockholders for the issuance of Underlying Shares. The Series H-7 Preferred Stock is initially convertible into up to 22,000,000 shares of our Common Stock at the Conversion Price. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is less than the Conversion Price, the number of shares of Common Stock to be issued would be greater than the number of shares at which the Series H-7 Preferred Stock is initially convertible. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is equal to the Floor Price, the number of shares of Common Stock to be issued would be substantially greater than the number of shares at which the Series H-7 Preferred Stock is initially convertible.

Reasons for the Offering

As of June 30, 2023, our cash and cash equivalents were approximately $33,000,000. In August 2023, our Board determined that it was necessary to raise additional funds for the development and launch of the AYRO Vanish, our lead low speed electric vehicle, and for general corporate purposes. We believe that the Offering, which yielded gross proceeds of approximately $22 million, was necessary in light of our cash and funding requirements. We also believe that the anti-dilution protections contained in the Series H-7 Preferred Stock and Warrants were reasonable in light of market conditions and the size and type of the Offering, and that we would not have been able to complete the sale of the Series H-7 Preferred Stock and Warrants unless such anti-dilution provisions were offered.

11

Securities Purchase Agreement

On August 7, 2023, we entered into the Purchase Agreement with the Investors, pursuant to which we agreed to sell to the Investors (i) an aggregate of 22,000 shares of Series H-7 Preferred Stock, initially convertible into up to 22,000,000 Conversion Shares at an initial conversion price of $1.00 per share and (ii) Warrants to acquire up to an aggregate of 22,000,000 Warrant Shares. We received total gross proceeds of approximately $22 million from the Offering. The Purchase Agreement obligates us to indemnify the Investors and various related parties for certain losses including those resulting from (i) any misrepresentation or breach of any representation or warranty made by us, (ii) any breach of any obligation of ours, and (iii) certain claims by third parties.

The Purchase Agreement contains representations and warranties of us and the Investors, which are typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on our part that are typical for transactions of this type, as well as the following additional covenants: (i) until Preferred Shares are no longer outstanding, we agreed not to enter into any variable rate transactions; (ii) we agreed to offer to the Investors, until the later of (x) Preferred Shares no longer outstanding and (y) the maturity date of the Preferred Shares, the opportunity to participate in any subsequent securities offerings by us; and (iii) we agreed to use our reasonable best efforts to hold a stockholder meeting, at which we would solicit our stockholders’ affirmative vote for approval of our issuance of the maximum Conversion Shares upon conversion of the Series H-7 Preferred Stock and the maximum Warrant Shares upon exercise of the Warrants, each in accordance with the applicable law and rules and regulations of Nasdaq, no later than November 5, 2023. This Issuance Proposal is intended to fulfill this final covenant.

Preferred Shares

The terms of the Series H-7 Preferred Stock are as set forth in a Certificate of Designations (the “Series H-7 Certificate of Designations”), which was filed with and became effective with the Secretary of State for the State of Delaware on August 8, 2023. The Series H-7 Certificate of Designations was filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2023, and is incorporated herein by reference.

The Series H-7 Preferred Stock will be convertible into Conversion Shares at the election of the holder at any time at the Conversion Price. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). The Conversion Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Preferred Shares, subject to the rules and regulations of Nasdaq. We will be required to redeem the Series H-7 Preferred Stock in 12 equal monthly installments, commencing on a date between February 7, 2024 and August 7, 2025, at the election of the Investor. The amortization payments due upon such redemption are payable, at our election, in cash at 105% of the Installment Redemption Amount, or subject to certain limitations, in shares of Common Stock valued at the Installment Conversion Price, which amortization amounts are subject to certain adjustments as set forth in the Certificate of Designations.

The holders of the Series H-7 Preferred Stock are entitled to dividends of 8% per annum, compounded monthly, which are payable in cash or shares of Common Stock at our option, in accordance with the terms of the Series H-7 Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series H-7 Certificate of Designations), the Series H-7 Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Preferred Shares are also entitled to receive a dividend make-whole payment assuming for calculation purposes that the stated value remained outstanding through and including the twelve (12) month anniversary of the first installment date as elected by the respective holder. Except as otherwise provided herein or as required by applicable law, the holders of Series H-7 Preferred Stock shall be entitled to vote with holders of the Common Stock on all matters that such holders of Common Stock are entitled to vote upon, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class. Each share of Series H-7 Preferred Stock shall entitle the holder thereof to cast that number of votes per share of Series H-7 Preferred Stock equal to the number of Conversion Shares underlying the Series H-7 Preferred Stock determined by dividing the Stated Value by $0.72 per share.

12

Notwithstanding the foregoing, our ability to settle conversions and make amortization and dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series H-7 Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that our stockholders have approved the issuance of more than 19.9% of our outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). We agreed to seek stockholder approval of these matters at a meeting to be held no later than November 5, 2023. The special meeting is being held and this Issuance Proposal is being submitted to our stockholders in order to achieve Nasdaq Stockholder Approval. Further, the Series H-7 Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of, or as part of any amortization or dividend make-whole payment under, the Series H-7 Certificate of Designations or Warrants. Such amount may be lowered with the consent of the holder and the Company.

The Series H-7 Certificate of Designations includes certain Triggering Events (as defined in the Series H-7 Certificate of Designations), including, among other things, our failure to pay any amounts due to the holders of the Series H-7 Preferred Stock when due. In connection with a Triggering Event, each holder of Series H-7 Preferred Stock will be able to require us to redeem in cash any or all of the holder’s Series H-7 Preferred Stock at a premium set forth in the Series H-7 Certificate of Designations.

We are subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, investment transactions, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Series H-7 Certificate of Designations), distributions or redemptions, the transfer of assets and certain minimum cash requirements and establishment of a segregated deposit account for the proceeds of the Offering, among other matters.

Warrants

The Warrants are exercisable for Warrant Shares immediately at an exercise price of $1.00 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). The Exercise Price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Warrants, subject to the rules and regulations of Nasdaq. The Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering the exercise of the Warrants, the Warrants may be exercised on a cashless basis.

Registration Rights Agreement

In connection with the Purchase Agreement, on August 7, 2023, we and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, we agreed to register 150% of the maximum number of Conversion Shares issuable upon the conversion of the Series H-7 Preferred Stock and 150% of the maximum number of Warrant Shares issuable upon exercise of the Warrants. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the effectiveness of the registration statement.

Voting Agreement

Certain stockholders, who beneficially held approximately % of our outstanding Common Stock as of the Record Date, are party to a voting agreement (the “Voting Agreement”), pursuant to which, among other things, each such stockholder agreed, solely in their capacity as a stockholder, to vote all of their shares of Common Stock in favor of the approval of the Issuance Proposal and against any actions that could adversely affect our ability to perform our obligations under the Purchase Agreement. The Voting Agreement also places certain restrictions on the transfer of the shares of Common Stock held by the signatories thereto.

13

Effect of Issuance of Securities

In connection with the Offering, we agreed to seek approval by our stockholders for the issuance of Underlying Shares. The Series H-7 Preferred Stock is initially convertible into up to 22,000,000 shares of our Common Stock at the Conversion Price. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is less than the Conversion Price, the number of shares of Common Stock to be issued would be greater than the number of shares at which the Series H-7 Preferred Stock is initially convertible. In the event that the Company in its sole discretion determines to make the accrued dividends and amortization payments in shares of Common Stock and the price per share is equal to the Floor Price, the number of shares of Common Stock to be issued would be substantially greater than the number of shares at which the Series H-7 Preferred Stock is initially convertible. The potential issuance of Underlying Shares would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors convert their Series H-7 Preferred Stock or exercise their Warrants, or additional shares of Common Stock are issued pursuant to the anti-dilution terms of the Series H-7 Preferred Stock or the Warrants. Because of potential adjustments to the number of shares of Common Stock issuable upon conversion of the Series H-7 Preferred Stock and exercise of the Warrants to be issued in connection with the Offering, the exact magnitude of the dilutive effect of the Series H-7 Preferred Stock and Warrants cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Proposal to Approve Offering

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Offering, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the Offering, which we signed August 7, 2023 and which is expected to close on August 10, 2023.

Prior to the Offering, we had 37,792,530 shares of Common Stock issued and outstanding. Therefore, the potential issuance of the Underlying Shares would have constituted greater than 20% of the shares of Common Stock outstanding prior to giving effect to the Offering. We are seeking stockholder approval under Nasdaq Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding on the original date of entry into the Purchase Agreement, including without limitation, as a result of the anti-dilution feature of the Preferred Shares and Warrants, since such provisions may reduce the per share Conversion Price or Exercise Price, as the case may be, and result in the issuance of shares at less than the greater of market price or book value per share.

Effectively, stockholder approval of this Issuance Proposal is one of the conditions for us to receive up to an additional approximately $22 million upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan.

We generally have no control over whether the holders of Series H-7 Preferred Stock convert their Series H-7 Preferred Stock (other than pursuant to the mandatory exercise feature of the Series H-7 Preferred Stock) or whether the Warrant holders exercise their Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Underlying Shares that may be issued. Under certain circumstances, however, it is possible, that we may have to issue more than 20% of our outstanding shares of Common Stock to the Series H-7 Preferred Stock and Warrant holders under the terms of the Offering. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Series H-7 Preferred Stock and Warrant holders under the terms of the Offering.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

14

Future issuances of securities in connection with the Offering, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to the Series H-7 Preferred Stock and Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Offering under Nasdaq Listing Rule 5635(b) because the Series H-7 Preferred Stock and Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99%) of the total outstanding shares of our Common Stock.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the Offering was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Common Stock to the Series H-7 Preferred Stock and Warrant holders in connection with the Offering. As a result, we may be unable to make some of the amortization or dividend payments due to the holders of the Series H-7 Preferred Stock in shares of our Common Stock or issue sufficient shares upon conversion of the Series H-7 Preferred Stock or exercise of the Warrants, which will, in lieu of those shares, require that we pay substantial cash amounts to the Series H-7 Preferred Stock and Warrant holders.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that our directors and executive officers and existing stockholders may have interests that may be different from, or in addition to, the interests of other of our stockholders. In particular, ICIG, which owns more than 5% of our voting securities, and its affiliate IMF, participated in the Offering. ICIG and IMF may by unable to convert all of their shares of Series H-7 Preferred Stock and exercise all of the Warrants issued to them in connection with the Offering if this proposal is not approved by our stockholders. Neither ICIG nor IMF will, by virtue of the issuance of the Conversion Shares and Warrant Shares to which each is entitled upon conversion of their respective Preferred Shares and Warrants at the Initial Conversion Price and Exercise Price, as applicable, acquire rights to a majority of the voting power of the Company, based on the number of shares of Common Stock outstanding as of the Record Date.

Further Information

The terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Series H-7 Certificate of Designations and the Warrants are only briefly summarized above. For further information, please refer to the forms of the Securities Purchase Agreement, the Registration Rights Agreement, the Series H-7 Certificate of Designations, the Voting Agreement and the Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on August 8, 2023 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required and Board’s Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock in the Offering. The approval of the Issuance Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Issuance Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have the effect of a vote against this proposal. Holders of shares of Series H-7 Preferred Stock are not entitled to vote such shares on the Issuance Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ISSUANCE OF SHARES OF OUR COMMON STOCK UNDERLYING THE SERIES H-7 PREFERRED STOCK AND WARRANTS, IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR COMMON STOCK OUTSTANDING BEFORE THE ISSUANCE OF SUCH CONVERSION SHARES AND WARRANT SHARES, IN SATISFACTION OF THE NASDAQ LISTING RULE 5635(D), INCLUDING ANY AMORTIZATION PAYMENTS MADE TO THE HOLDERS OF CONVERTIBLE PREFERRED STOCK IN THE FORM OF ISSUANCE OF SHARES OF COMMON STOCK AND UPON THE OPERATION OF ANTI-DILUTION PROVISIONS CONTAINED IN SUCH CONVERTIBLE PREFERRED STOCK AND WARRANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

15

REVERSE STOCK SPLIT PROPOSAL

(Notice Item 2)

Background and Proposed Amendment

Our Charter currently authorizes the Company to issue a total of 120,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

On August 6, 2023, subject to stockholder approval, the Board approved an amendment to our Charter to, at the discretion of the Board, effect the Reverse Stock Split of the Common Stock at a ratio of 1-for-2 to 1-for-10, including shares held by the Company as treasury shares, with the exact ratio within such range to be determined by the Board at its discretion. The primary goal of the Reverse Stock Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on The Nasdaq Capital Market. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 promulgated under the Exchange Act. The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

If the Reverse Stock Split Proposal is approved by our stockholders and the Reverse Stock Split is effected, up to every 10 shares of our outstanding Common Stock would be combined and reclassified into one share of Common Stock. The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, the Board will make a determination as to whether effecting the Reverse Stock Split is in the best interests of the Company and our stockholders in light of, among other things, the Company’s ability to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market without effecting the Reverse Stock Split, the per share price of the Common Stock immediately prior to the Reverse Stock Split and the expected stability of the per share price of the Common Stock following the Reverse Stock Split. If the Board determines that it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split, it will hold a Board meeting to determine the ratio of the Reverse Stock Split. For additional information concerning the factors the Board will consider in deciding whether to effect the Reverse Stock Split, see “— Determination of the Reverse Stock Split Ratio” and “— Board Discretion to Effect the Reverse Stock Split.”

The text of the proposed amendment to the Company’s Charter to effect the Reverse Stock Split is included as Annex A to this proxy statement (the “Reverse Stock Split Charter Amendment”). If the Reverse Stock Split Proposal is approved by the Company’s stockholders, the Company will have the authority to file the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware, which will become effective upon its filing; provided, however, that the Reverse Stock Split Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the special meeting.

Reasons for the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

16

As previously reported, on October 3, 2022, we received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of our Common Stock for the 30 consecutive business day period between August 19, 2022 and September 30, 2022, we did not meet the Minimum Bid Price Requirement of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company would be provided with a Compliance Period of 180 calendar days, or until April 3, 2023, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On April 4, 2023, we received a letter from Nasdaq notifying us that the Compliance Period had been extended by an additional 180 days, or until October 2, 2023. Nasdaq’s determination was based on us meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and our written notice of our intention to cure the deficiency during the extended Compliance Period by effecting a reverse stock split, if necessary. In order to regain compliance with Nasdaq’s minimum bid price requirement, our Common Stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period.

If our Common Stock is delisted from Nasdaq, the Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.

We believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Common Stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

In addition, as noted above, we believe that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged from buying stocks with a price below a certain threshold), potentially increasing marketability, trading volume and liquidity of our Common Stock. Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. We believe that the Reverse Stock Split will provide the Board flexibility to make our Common Stock a more attractive investment for these institutional investors, which we believe will enhance the liquidity for the holders of our Common Stock and may facilitate future sales of our Common Stock. The Reverse Stock Split could also increase interest in our Common Stock for analysts and brokers who may otherwise have policies that discourage or prohibit them from following or recommending companies with low stock prices. Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our Common Stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. Accordingly, our Board approved the Reverse Stock Split as being in the best interests of the Company.

Risks Associated with the Reverse Stock Split

The Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

17

The Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Consequences of Not Approving this Proposal

If the Reverse Stock Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Stock Split Charter Amendment to, among other things, facilitate the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Stock Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be not more than 1-for-10.

The selection of the specific Reverse Stock Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;

●	the per share price of our Common Stock immediately prior to the Reverse Stock Split;

18

●	the expected stability of the per share price of our Common Stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our Common Stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Board Discretion to Effect the Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders, the Board will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The Board currently intends to effect the Reverse Stock Split. If the trading price of our Common Stock increases without effecting the Reverse Stock Split, the Reverse Stock Split may not be necessary. Following the Reverse Stock Split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from Nasdaq for other reasons.

If our stockholders approve the Reverse Stock Split proposal at the special meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the reverse stock split is approved by the Company’s stockholders at the special meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Charter Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the decrease in the number of outstanding shares of Common Stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

19

Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of Common Stock, including shares held by the Company as treasury shares, by a Reverse Stock Split ratio of 1-for-2 to 1-for-10. Accordingly, each holder of our Common Stock will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of Common Stock will remain $0.0001.

As of the Record Date, the Company had shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-2 or 1-for-10, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately shares and shares, respectively.

We are currently authorized to issue a maximum of 100,000,000 shares of our Common Stock and 20,000,000 shares of Preferred Stock. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate.

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans

If the Reverse Stock Split is effected, the terms of equity awards granted under the AYRO, Inc. 2017 Long-Term Incentive Plan (the “2017 LTIP”) and AYRO, Inc. 2020 Long-Term Incentive Plan (the “2020 LTIP,” and collectively with the 2017 LTIP, the “Plans”), including (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards; (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards; (iii) the number of shares and type of Common Stock (or other securities or property) specified as the annual per-participant limitation under the Plans; (iv) the option price of each outstanding stock option; (v) the amount, if any, paid for forfeited shares in accordance with the terms of the Plans; and (vi) the number of or exercise price of shares then subject to outstanding stock appreciation rights previously granted and unexercised under the Plans, will be proportionally adjusted to the end that the same proportion of our issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; subject to adjustments for any fractional shares as described herein and provided, however, that the number of shares of Common Stock (or other securities or property) subject to any award shall always be a whole number. In addition, the total number of shares of Common Stock that may be the subject of future grants under the Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights

Proportionate voting rights and other rights of our stockholders would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding Common Stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding Common Stock after the Reverse Stock Split.

20

Effects of the Reverse Stock Split on Regulatory Matters

The Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the Company’s obligation to publicly file financial and other information with the SEC.

Effects of the Reverse Stock Split on Authorized Share Capital

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 120,000,000 shares, consisting of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.

Treatment of Fractional Shares in the Reverse Stock Split

The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of Common Stock will be:

●	rounded up to the nearest whole share of Common Stock, if such shares of Common Stock are held directly; or
●	rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under the Plans, in order to comply with the requirements of Sections 409A and 424 of the Code.

Effective Time of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective, if at all, when the Reverse Stock Split Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of the Reverse Stock Split Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Stock Split.

Exchange of Share Certificates

If the Reverse Stock Split is effected, each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the effective time of the Reverse Stock Split, our transfer agent, Issuer Direct Corporation, will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to our transfer agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name.

Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.

Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

21

STOCKHOLDERS SHOULD NOT DESTROY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES REPRESENTING PRE-REVERSE STOCK SPLIT SHARES OF COMMON STOCK UNTIL THEY ARE REQUESTED TO DO SO.

Anti-Takeover Effects

We have not proposed the Reverse Stock Split, with its corresponding increase in the authorized and unissued number of shares of Common Stock, with the intention of using the additional shares for anti-takeover purposes, although we could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company.

We do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any other of our stockholders.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of the Company’s stockholders is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating the Reverse Stock Split other than the filing of the Reverse Stock Split Charter Amendment with the Secretary of State of the State of Delaware.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Common Stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”) and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

22

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;
●	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a stockholder upon the exchange of pre-Reverse Stock Split Common Stock for post-Reverse Stock Split Common Stock. The aggregate tax basis of the post-Reverse Stock Split Common Stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split Common Stock should include the period during which the stockholder held the pre-Reverse Stock Split Common Stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Common Stock in connection with the Reverse Stock Split. In certain circumstances, stockholders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Common Stock is not clear.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Interests of Certain Persons

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Stock Split Proposal that is not shared by all of our other stockholders.

Vote Required and Board’s Recommendation

The approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the total voting power of the shares present person or by proxy at the special meeting and entitled to vote on the Reverse Stock Split Proposal. Abstentions will have the effect of a vote against this proposal. Because the Reverse Stock Split Proposal is considered a routine matter, broker non-votes are not applicable to the Reverse Stock Split Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have the same effect as votes cast “AGAINST” the Reverse Stock Split Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

23

SHARE INCREASE PROPOSAL

(Notice Item 3)

Our Board has approved, subject to stockholder approval, an amendment to our Charter to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the Share Increase Amendment is attached to this Proxy Statement as Appendix B.

We currently have a total of 120,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. If the Share Increase Proposal is approved by our stockholders, our Board will be authorized, in its discretion, to file the Share Increase Amendment with the office of the Delaware Secretary of State, which would have the effect of increasing the number of authorized shares of Common Stock from 100,000,000 to 200,000,000 and increase the number of authorized shares of all classes of stock from 120,000,000 to 220,000,000. The number of shares of authorized preferred stock would remain unchanged.

Background and Purpose of the Proposal

Our Board has determined that it would be in the Company’s best interests and in the best interests of our stockholders to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to pursue all finance and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, without the need to obtain additional stockholder approvals. Each additional authorized share of Common Stock would have the same rights and privileges as each share of currently authorized Common Stock.

Pursuant to the Purchase Agreement, we are obligated to the Required Reserve Amount of Common Stock, equal to the sum of (i) 150% of the maximum number of Conversion Shares issuable upon conversion of all of the shares of Series H-7 Preferred Stock then outstanding (assuming for purposes hereof that the Series H-7 Preferred Stock is convertible at the Floor Price without taking into account any limitations on the conversion of the Preferred Shares set forth in the Series H-7 Certificate of Designations), and (ii) 150% of the maximum number of Warrant Shares initially issuable upon exercise of all the Warrants then outstanding without taking into account any limitations on the exercise of the Warrants set forth therein.

If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, we are obligated pursuant to the Purchase Agreement to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet our obligations and obtaining stockholder approval of an increase in such authorized number of shares to meet the Required Reserve Amount. We currently do not have a sufficient number of authorized shares of Common Stock to meet the Required Reserve Amount. Accordingly, we must hold a special meeting of stockholders to increase the number of authorized shares of Common Stock in order to meet the Required Reserve Amount. The Share Increase Amendment is intended to fulfill this obligation.

The Board believes that unless we obtain stockholder approval to amend the Charter to increase the number of authorized shares of Common Stock, we will be severely limited by the inability to issue additional shares in connection with future capital raising transactions or strategic transactions. This may cause a delay in our future capital raising or other strategic transactions and may have a material adverse effect on our business and financial condition. Further, unless we obtain stockholder approval for the Share Increase Proposal, we will be required to incur additional costs in order to hold additional stockholder meetings to seek such approval as is required under the Series H-7 Certificate of Designations.

As of the Record Date, shares of Common Stock were outstanding, with shares of authorized Common Stock remaining reserved for issuance. Thus, as of the Record Date, we had shares of authorized Common Stock remaining that were unissued and unreserved for issuance.

24

Consequences of Not Approving this Proposal

If the Share Increase Proposal is not approved by our stockholders, our financing alternatives will be limited by the lack of any available unissued and unreserved authorized shares of Common Stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled employees, and if the Share Increase Proposal is not approved by our stockholders, the lack of any available unissued and unreserved authorized shares of Common Stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve the Share Increase Proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

Additionally, in the event we fail to secure the requisite stockholder approval for the increase in the number of authorized shares of Common Stock and we are thereby prevented from issuing Conversion Shares upon conversion of shares of Series H-7 Preferred Stock by the holder thereof, in lieu of delivering such Conversion Shares to such holder, we must redeem such shares of Series H-7 Preferred Stock at a price equal to the sum of (i) the product of (x) such number of Conversion Shares as are unavailable for issue and (y) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date such holder delivers the applicable conversion notice to the Company and ending on the date of our issuance and payment to such holder and (ii) certain fees.

Rights of Additional Authorized Shares

If and when issued, the additional Common Stock to be authorized by adoption of the Share Increase Amendment would have rights and privileges identical to our currently outstanding Common Stock. Those rights do not include preemptive rights with respect to the future issuance of any additional shares of Common Stock.

Potential Adverse Effects of Increase in Authorized Common Stock

Future issuances of Common Stock or securities convertible into Common Stock could have a dilutive effect on our earnings per share, book value per share, and the voting power and ownership interest of current stockholders.

Anti-Takeover Effects

The increased proportion of unissued authorized shares, compared to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Share Increase Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Timing of Proposed Amendment

If the Share Increase Proposal is approved by the stockholders, the Board will have the authority to file the Share Increase Amendment with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of Common Stock and corresponding change to the number of authorized shares of capital stock. The actual timing for implementation of the Share Increase Amendment would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Share Increase Proposal by our stockholders, the Board will have the sole authority to elect whether or not and when to amend the Charter to effect the Share Increase Amendment. If the Board should decide to file the Share Increase Amendment with the office of the Secretary of State of Delaware, the Share Increase Amendment would become effective on the date it is filed.

25

Interests of Certain Persons

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Share Increase Proposal that is not shared by all of our other stockholders.

Vote Required and Board’s Recommendation

The approval of the Share Increase Proposal requires the affirmative vote of the holders of a majority of the total voting power of the shares present person or by proxy at the special meeting and entitled to vote on the Share Increase Proposal. Abstentions will have the effect of a vote against this proposal. Because the Share Increase Proposal is considered a routine matter, broker non-votes are not applicable to the Share Increase Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have the same effect as votes cast “AGAINST” the Share Increase Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SHARE INCREASE PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

26

ADJOURNMENT PROPOSAL

(Notice Item 4)

Background and Description of Proposal

Our Board has approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal.

The approval of each of the Issuance Proposal, the Reverse Stock Split Proposal and the Share Increase Proposal requires the affirmative vote of a majority of the voting power of the shares present, either in attendance virtually or represented by proxy, at the Special Meeting and entitled to vote on such proposal. The Board believes that if the number of votes received with respect to any of these proposals is less than said majority and is therefore insufficient to approve such proposal, then it may be in the best interests of the stockholders to adjourn the Special Meeting to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal, as applicable.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal, as applicable.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of votes represented by the outstanding stock entitled to vote at the Special Meeting will be against the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal, we could adjourn or postpone the Special Meeting without a vote on the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Issuance Proposal, the Reverse Stock Split Proposal or the Share Increase Proposal, as applicable.

Vote Required and Board’s Recommendation

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on this proposal. Abstentions will have the effect of a vote against the Adjournment Proposal. Because the Adjournment Proposal is considered a routine matter, broker non-votes are not applicable to the Adjournment Proposal because your broker has discretionary authority to vote your shares with respect to such proposal. If a bank, broker, trustee or other nominee does not exercise this authority, such broker non-votes will have the same effect as votes cast “AGAINST” the Adjournment Proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

27

OTHER MATTERS

Our Board knows of no other business that will be presented to the special meeting. If any other business is properly brought before the special meeting, proxies will be voted in accordance with the judgment of the persons named therein.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), a stockholder who intends to present a proposal at our 2023 annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for the 2023 annual meeting must have submitted the proposal to us in writing to the attention of the Secretary at AYRO, Inc., 900 E. Old Settlers Boulevard, Suite 100, Round Rock, Texas 78664. The proposal must have been received no later than June 30, 2023. However, pursuant to Rule 14a-8, if the 2023 annual meeting is held on a date that is before November 14, 2023 or after January 13, 2024, then a stockholder proposal submitted for inclusion in our proxy statement for the 2023 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2023 annual meeting.

Stockholders wishing to submit proposals to be presented directly at the 2023 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our bylaws and applicable law concerning stockholder proposals. To be timely in connection with the 2023 annual meeting, a stockholder proposal concerning director nominations or other business must be received by our Secretary at our principal executive offices between August 14, 2023 and September 13, 2023; provided, however, if and only if the 2023 annual meeting is not scheduled to be held between November 14, 2023 and February 12, 2024, such stockholder’s notice must be received by our Secretary at our principal executive offices not earlier than 120 days prior to the date of the 2023 annual meeting and not later than the later of (A) the tenth day following the date of the public announcement of the date of the 2023 annual meeting or (B) the date which is 90 days prior to the date of the 2023 annual meeting.

For our 2023 annual meeting, we will be required pursuant to Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of our 2022 annual meeting. For any such director nominee to be included on our proxy card for next year’s annual meeting, notice must be received no later than October 16, 2023. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws described above.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

August ___, 2023

28

ANNEX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AYRO, INC.

AYRO, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of this Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on May 28, 2020.

2.	An amendment to the Certificate of Incorporation was filed with the Secretary of State of Delaware on May 28, 2020.

3.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

4.	Resolutions were duly adopted by the Board of Directors of the Corporation, in accordance with the provisions of the Certificate of Incorporation set forth below, providing that, effective as of [•], New York time, on [•], each [•] (#) issued and outstanding shares of the Corporation’s Common Stock, par value $0.0001 per share, shall be converted into [•] (#) share of the Corporation’s Common Stock, par value $0.0001 per share, as constituted following such date.

5.	The Certificate of Incorporation is hereby amended by revising Article FOURTH to include a new paragraph E as follows:

“E. Reverse Split. Upon the effectiveness of the filing of this Certificate of Amendment (the “Effective Time”) each share of the Corporation’s common stock, $0.0001 par value per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into a smaller number of shares such that each [•] shares of Old Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time is reclassified into one share of Common Stock, $0.0001 par value per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the “Reverse Stock Split”). The Board of Directors shall make provision for the issuance of that number of fractions of New Common Stock such that any fractional share of a holder otherwise resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.”

6.	Pursuant to the resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

7.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS.]

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

A-1

IN WITNESS WHEREOF, AYRO, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [●] day of [●], [●].

AYRO, INC.

By:
Name:
Title:

A-2

ANNEX B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AYRO, INC.

AYRO, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of this Corporation (the “Certificate of Incorporation”) was filed with the Secretary of State of Delaware on May 28, 2020.

2.	An amendment to the Certificate of Incorporation was filed with the Secretary of State of Delaware on May 28, 2020.

3.	Resolutions were duly adopted by the Board of Directors of the Corporation setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

4.	The Certificate of Incorporation is hereby amended by amending the first sentence of paragraph A of Article FOURTH as follows:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,000,000, consisting of 200,000,000 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), and 20,000,000 shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).

5.	Pursuant to the resolution of the Board of Directors, a meeting of the stockholders of the Company was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

6.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS.]

B-1

[SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT]

IN WITNESS WHEREOF, AYRO, Inc. has caused this Certificate to be duly executed by the undersigned duly authorized officer as of this [●] day of [●], [●].

AYRO, INC.

By:
Name:
Title:

B-2

SCAN TO
VIEW MATERIALS & VOTE

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 13, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92134-P81491

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**AYRO, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:** The Notice and Proxy Statement are available at www.proxyvote.com.

D92135-P81491

**AYRO, INC.**
**Special Meeting of Stockholders**
**September 14, 2023 12:00 PM**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Joshua Silverman, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of AYRO, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 12:00 PM, EST on September 14, 2023, at the Special Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/AYRO2023SM, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**